UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DNB Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2222567
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania	19335
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $1.00 per share
(Title of Class)

The Nasdaq Stock Market, LLC
(Name of Exchange on which Each Class is to be Registered)

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

 Item 1.                       Description of Registrant's Securities to be Registered.

The class of securities registered hereby is the Common Stock of the registrant, DNB Financial Corporation, par value $1.00 per share, of which the registrant presently has authority to issue ten million (10,000,000) shares. The holders of such shares of voting stock of DNB do not have the right to cumulative voting.  The description of the registered securities in registrant’s Registration Statement on Form 8-A (File No. 000-16667, as filed April 4, 1988, is hereby incorporated by reference.

Item 2.                       Exhibits.

1.	The registrant’s Registration Statement on Form 8-A (File No. 000-16667, as filed April 4, 1988, is hereby incorporated by reference.

2.	Amended and Restated Articles of Incorporation for DNB Financial Corporation, attached hereto.

3.	Amended and Restated Bylaws of DNB Financial Corporation, attached hereto.

4.	Specimen Stock Certificate, filed as an Exhibit Registration Statement on Form 8-A (File No. 000-16667), filed April 4, 1988, is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DNB FINANCIAL CORPORATION

Date: January 20, 2009	By:	/s/ William J. Hieb
William J. Hieb, President